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                                                                      EXHIBIT 11


                                 SEPRACOR INC.

             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE



For the quarter ended March 31,                                       1997
                                                                   ----------

Weighted average number of common
shares outstanding                                                 27,415,024

Assumed exercise of common stock options
and warrants                                                        3,137,993

Purchase of common stock under the treasury stock method           (1,337,807)
                                                                   ----------

Primary weighted average number of common shares and common
equivalent shares outstanding                                      29,215,210

Conversion of subordinated convertible notes                        4,109,756
                                                                   ----------

Fully diluted weighted average number of common shares
and common equivalent shares outstanding                           33,324,966
                                                                   ==========